NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Reports Third Quarter Results

HAMILTON, Bermuda – October 24, 2005 -- Everest Re Group, Ltd. (NYSE: RE) reported a third quarter 2005 after-tax operating loss1, which excludes realized capital gains and losses, of $438.9 million, or ($7.79) per share, a significant decrease compared to after-tax operating income of $4.8 million, or $0.08 per diluted share, in the third quarter of 2004. The principal drivers of the Company's loss, as commented on previously in its press releases of September 13, 2005 and October 6, 2005, were catastrophe losses, the net pre-tax impact of which totaled $ 784.6 million, including $652.7 million related to Hurricane Katrina. The third quarter 2005 net loss was $417.7 million, or ($7.41) per share, as compared to net income of $11.5 million, or $0.20 per diluted share, for the third quarter of 2004. Operating income (loss) differs from net income (loss) only by the exclusion of realized gains and losses on investments.

For the nine months ended September 30, 2005, the Company’s after-tax operating loss was $100.3 million, or ($1.78) per share, as compared to after-tax operating income of $330.7 million, or $5.82 per diluted share, in 2004. The net loss in the first nine months of 2005 was $56.5 million, or ($1.00) per share, as compared to net income of $401.5 million, or $7.07 per diluted share, in 2004.

Gross written premiums for the third quarter of 2005 were $1.08 billion, an 11.2% decrease compared to $1.22 billion in 2004. Net written premiums were $1.05 billion, a decrease of 10.9% from $1.18 billion for the third quarter of 2004. The Company’s GAAP combined ratio in the third quarter was 162.2% compared to 108.5% in 2004. Net investment income for the third quarter was $117.5 million compared to $123.8 million for the third quarter of 2004. Cash flow from operations for the third quarter of 2005 was $376.0 million, a decrease of 24.5% from $498.1 million in the third quarter of 2004.

For the nine months ended September 30, 2005, gross written premiums were $3.24 billion, an 8.2% decrease from $3.53 billion in the first nine months of 2004. Net written premiums for the same period decreased 8.0% to $3.14 billion from $3.41 billion in 2004. The GAAP combined ratio for the first nine months of 2005 was 113.6% compared to 97.3% in 2004. Net investment income for the nine months ended September 30, 2005 was $387.9 million, an increase of 7.3% from $361.5 million in 2004. Cash flow from operations for the first nine months was $992.3 million compared to $1.29 billion for the first nine months of 2004.

At September 30, 2005, the Company's shareholders’ equity was $3.60 billion, or $63.57 per outstanding share. The change in book value represents a 3.0% decrease from shareholders’ equity of $3.71 billion, or $66.09 per outstanding share, at December 31, 2004.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Losses from Hurricane Katrina have made this a most disappointing quarter. Going forward, our newly raised capital will allow us to participate in positive market changes, while we continue to offer our clients the highest quality security.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance

Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the second quarter results will be held at 10:00 a.m. Eastern Time on October 25, 2005. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

(1)     The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating (loss) income consists of net income (loss) excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended September 30,				Nine Months Ended September 30,

(Dollars in thousands, except per share amounts)	2005		2004		2005		2004

	(unaudited)				(unaudited)
	amount	per share	amount	per diluted share	amount	per share	amount	per diluted share

Net (loss) income	($417,745)	($7.41)	$11,463	$0.20	($56,470)	($1.00)	$401,531	$7.07
After-tax realized gains	21,147	0.38	6,697	0.12	43,868	0.78	70,839	1.25

After-tax operating (loss) income	($438,892)	($7.79)	$4,766	$0.08	($100,338)	($1.78)	$330,692	$5.82

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

— Financial Details Follow —

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,

(Dollars in thousands, except per share amounts)	2005	2004	2005	2004

	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$959,409	$1,139,862	$3,057,824	$3,199,185
Net investment income	117,532	123,784	387,866	361,526
Net realized capital gains	27,699	10,125	57,485	91,898
Net derivative income (expense)	5,019	(6,595)	(3,018)	(5,965)
Other expense	(7,411)	(3,582)	(13,686)	(171)

Total revenues	1,102,248	1,263,594	3,486,471	3,646,473

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,319,706	962,590	2,678,575	2,349,631
Commission, brokerage, taxes and fees	204,664	248,068	703,571	685,733
Other underwriting expenses	31,343	25,729	90,250	77,696
Interest expense on senior notes	7,785	9,737	27,729	29,209
Interest expense on junior subordinated debt	9,362	9,363	28,086	23,030
Interest and fee expense on credit facility	124	339	332	997

Total claims and expenses	1,572,984	1,255,826	3,528,543	3,166,296

(LOSS) INCOME BEFORE TAXES	(470,736)	7,768	(42,072)	480,177
Income tax (benefit) expense	(52,991)	(3,695)	14,398	78,646

NET (LOSS) INCOME	$(417,745)	$11,463	$(56,470)	$401,531

Other comprehensive (loss) income, net of tax	(64,584)	162,138	(59,051)	(37,466)

COMPREHENSIVE (LOSS) INCOME	$(482,329)	$173,601	$(115,521)	$364,065

PER SHARE DATA:
Average shares outstanding (000's)	56,361	55,991	56,257	55,898
Net (loss) income per common share - basic	$(7.41)	$0.20	$(1.00)	$7.18

Average diluted shares outstanding (000's)	57,275	56,712	57,150	56,798
Net (loss) income per common share - diluted	$(7.41)	$0.20	$(1.00)	$7.07

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)	September 30, 2005	December 31, 2004

	(unaudited)

ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2005, $9,771,909; 2004, $9,609,617)	$10,000,358	$9,947,172
Equity securities, at market value (cost: 2005, $1,005,723; 2004, $571,717)	1,158,089	650,871
Short-term investments	642,928	585,875
Other invested assets (cost: 2005, $243,402; 2004, $160,188)	244,896	161,324
Cash	135,579	184,930

Total investments and cash	12,181,850	11,530,172
Accrued investment income	126,273	130,216
Premiums receivable	1,291,022	1,314,160
Reinsurance receivables	1,085,411	1,210,795
Funds held by reinsureds	269,429	195,944
Deferred acquisition costs	361,399	331,909
Prepaid reinsurance premiums	77,475	84,646
Deferred tax asset	195,112	159,874
Taxes recoverable	26,437	-
Other assets	168,345	115,050

TOTAL ASSETS	$15,782,753	$15,072,766

LIABILITIES:
Reserve for losses and adjustment expenses	$8,898,752	$7,836,306
Future policy benefit reserve	137,900	152,179
Unearned premium reserve	1,663,437	1,595,630
Funds held under reinsurance treaties	211,341	282,472
Losses in the course of payment	14,308	19,069
Other net payable to reinsurers	72,582	47,462
Current federal income taxes	-	31,854
8.5% Senior notes due 3/15/2005	-	249,976
8.75% Senior notes due 3/15/2010	199,419	199,341
5.4% Senior notes due 10/15/2014	249,609	249,584
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	9,041	16,426
Other liabilities	179,244	133,556

Total liabilities	12,182,026	11,360,248

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2005) 56.6 million and (2004) 56.2 million issued	571	566
Additional paid-in capital	1,016,788	983,025
Unearned compensation	(18,530)	(7,108)
Accumulated other comprehensive income, net of deferred income taxes of
$140.9 million at 2005 and $135.6 million at 2004	269,686	328,737
Retained earnings	2,355,162	2,430,248
Treasury shares, at cost; 0.5 million shares (2005 and 2004)	(22,950)	(22,950)

Total shareholders' equity	3,600,727	3,712,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,782,753	$15,072,766

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended September 30,		Nine Months Ended September 30,

(Dollars in thousands)	2005	2004	2005	2004

	(unaudited)		(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(417,745)	$11,463	$(56,470)	$401,531
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease (increase) in premiums receivable	9,848	(42,010)	16,391	(201,355)
Increase in funds held by reinsureds, net	(58,709)	(45,519)	(151,832)	(99,107)
(Increase) decrease in reinsurance receivables	(6,195)	35,307	110,999	34,779
(Increase) decrease in deferred tax asset	(30,082)	12,140	(39,264)	(3,214)
Increase in reserve for losses and loss adjustment expenses	848,575	534,296	1,125,918	1,155,540
Decrease in future policy benefit reserve	(4,505)	(2,863)	(14,279)	(50,156)
Increase in unearned premiums	89,995	36,669	71,492	179,408
Decrease in other assets and liabilities	(36,524)	(35,948)	(34,484)	(53,773)
Non-cash compensation expense	720	301	1,613	873
Amortization of bond premium	8,261	4,304	19,538	17,805
Amortization of underwriting discount on senior notes	36	50	127	147
Realized capital gains	(27,699)	(10,125)	(57,485)	(91,898)

Net cash provided by operating activities	375,976	498,065	992,264	1,290,580

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	163,592	151,995	492,281	511,876
Proceeds from fixed maturities sold - available for sale	144,353	66,805	1,316,352	1,205,480
Proceeds from equity securities sold	106,602	10,000	116,933	17,995
Proceeds from other invested assets sold	8,475	1,390	39,197	5,702
Cost of fixed maturities acquired - available for sale	(432,147)	(907,752)	(1,987,081)	(2,708,523)
Cost of equity securities acquired	(146,066)	(93,094)	(546,783)	(302,786)
Cost of other invested assets acquired	(28,938)	(2,243)	(118,116)	(10,695)
Net (purchases) sales of short-term securities	(60,210)	306,441	(54,016)	(373,806)
Net (decrease) increase in unsettled securities transactions	(100,843)	68,113	(29,911)	49,223

Net cash used in investing activities	(345,182)	(398,345)	(771,144)	(1,605,534)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	7,017	703	20,733	20,733
Dividends paid to shareholders	(6,216)	(5,608)	(18,616)	(16,805)
Repayment of senior notes	-	-	(250,000)	-
Net proceeds from issuance of junior subordinated notes	-	-	-	319,997

Net cash provided by (used in) financing activities	801	(4,905)	(247,883)	323,925

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(8,965)	(20,436)	(22,588)	(14,864)

Net increase (decrease) in cash	22,630	74,379	(49,351)	(5,893)
Cash, beginning of period	112,949	104,587	184,930	184,859

Cash, end of period	$135,579	$178,966	$135,579	$178,966

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$2,452	$41,727	$109,903	$97,906
Interest paid	$18,237	$29,072	$63,406	$62,756
Non-cash financing transactions:
Issuance of common shares	$12,147	$3,226	$13,035	$3,226